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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cambridge Heart, Inc. for its 1996 Employee Stock Purchase Plan, as amended, of our report dated March 25, 2004 relating to the financial statements, which appears in Cambridge Heart, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 7, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS